Exhibit 15(b)

A Member Firm of PKF International

PKF
Chartered Accountants
& Business Advisors

Level 11, CGU Tower
485 La Trobe Street
Melbourne 3000
GPO Box 5099BB
Melbourne 3001

Tel:	(03) 9603 1700
Fax:	(03) 9602 3870

www.pkf.com.au

1 June 2005

Mr Rick Merrigan

Chief Financial Officer

ChemGenex Pharmaceuticals Limited

PO Box 1069

GROVEDALE VIC                3216

Dear Sir

We consent to the reference to our firm under the caption “Statements by Experts” and to the use of our audit report dated 30 September 2002 in the Registration Statement on Form 20-F of ChemGenex Pharmaceuticals Limited.

Yours faithfully

PKF

/s/ G Andreola

G Andreola

Partner